EXHIBIT 10.2

FORSTER DRILLING CORPORATION

[THE GUARANTORS NAMED HEREIN,
as Subsidiary Guarantors]

US$1,215,000

Subordinated Notes Due January 15, 2013

Indenture

Dated as of January 3, 2008

Bank Of the Ozarks
as Trustee

Subordinated Note Indenture

Certain Sections of this Indenture relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

Trust Indenture
Act Section	Indenture Section

Section 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
(c)	Not Applicable
Section 311(a)	7.11
(b)	7.11
(c)	Not Applicable
Section 312(a)	2.05
(b)	13.03
(c)	13.03
Section 313(a)	7.06
(b)(1)	11.03
(b)(2)	7.06, 11.03
(c)	7.06, 13.02
(d)	7.06
Section 314(a)(1)	4.05
(a)(2)	4.06
(a)(3)	Not Applicable
(a)(4)	13.05
(b)	11.02
(c)(1)	13.04(a)
(c)(2)	13.04(b)
(c)(3)	Not Applicable
(d)	11.03
(e)	13.05
Section 315(a)	7.01, 7.02(a)
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
Section 316(a)(1)	6.05
(a)(2)	6.04
(b)	6.07
(c)	2.13
Section 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
Section 318(a)	13.01

Subordinate Note Indenture

Subordinate Note Indenture

(i)

ARTICLE 4

COVENANTS

SECTION 4.01	Payment of Subordinated Notes	43
SECTION 4.02	Use of Proceeds	44
SECTION 4.03	Further Assurances	44
SECTION 4.04	Maintenance of Office or Agency	44
SECTION 4.05	Reports	45
SECTION 4.06	Compliance Certificate	46
SECTION 4.07	Taxes	46
SECTION 4.08	Stay, Extension and Usury Laws	46
SECTION 4.09	Additional Collateral	46
SECTION 4.10	Restricted Payments	47
SECTION 4.11	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	48
SECTION 4.12	Asset Sales	49
SECTION 4.13	Transactions with Affiliates	49
SECTION 4.14	Liens	50
SECTION 4.15	Corporate Existence	50
SECTION 4.16	Business Activities	51

ARTICLE 5

SUCCESSORS

SECTION 5.01	Merger, Consolidation or Sale of Assets	51
SECTION 5.02	Successor Corporation Substituted	51

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01	Events of Default	54
SECTION 6.02	Acceleration	54
SECTION 6.03	Other Remedies
SECTION 6.04	Waiver of Past Defaults
SECTION 6.05	Control by Majority
SECTION 6.06	Limitation on Suits
SECTION 6.07	Rights of Holders of Subordinated Notes to Receive Payment
SECTION 6.08	Collection Suit by Trustee
SECTION 6.09	Trustee May File Proofs of Claim
SECTION 6.10	Priorities
SECTION 6.11	Undertaking of Costs

ARTICLE 7

TRUSTEE

SECTION 7.01	Duties of Trustee	55
SECTION 7.02	Rights of Trustee	56
SECTION 7.03	Individual Rights of Trustee	57
SECTION 7.04	Trustee’s Disclaimer	57

Subordinate Note Indenture
(ii)

Subordinate Note Indenture

(iii)

SECTION 11.06	Authorization of Actions to be Taken by the Trustee and the Collateral Agent under the Subordinated Note Collateral Documents	75
SECTION 11.07	Authorization of Receipt of Funds by the Collateral Agent under the Subordinated Note Collateral Documents	76
SECTION 11.08	Termination of Security Interest
SECTION 11.09	Conflicts between Indenture and Subordinated Note Collateral Documents

ARTICLE 12

SATISFACTION AND DISCHARGE

SECTION 12.01	Satisfaction and Discharge	76
SECTION 12.02	Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions	77
SECTION 12.03	Repayment to Company	78

ARTICLE 13

MISCELLANEOUS

SECTION 13.01	Trust Indenture Act Controls	81
SECTION 13.02	Notices	82
SECTION 13.03	Communication by Holders of Subordinated Notes with Other Holders of Subordinated Notes	82
SECTION 13.04	Certificate and Opinion as to Conditions Precedent
SECTION 13.05	Statements Required in Certificate or Opinion
SECTION 13.06	Rules by Trustee and Agents
SECTION 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders
SECTION 13.08	Governing Law
SECTION 13.09	No Adverse Interpretation of Other Agreements
SECTION 13.10	Successors
SECTION 13.11	Severability
SECTION 13.12	Counterpart Originals
SECTION 13.13	Table of Contents, Headings, Etc.
SECTION 13.14	Agent for Service; Submission to Jurisdiction; Waiver Of Immunities
SECTION 13.15	Arbitration

Subordinate Note Indenture

(iv)

Exhibits:

	Exhibit A:	Form of Subordinated Note
	Exhibit B:	Schedule of Exchanges of Interests in the Global Note
	Exhibit C:	Form of Intercreditor Agreement
	Exhibit D:	Form of Officer’s Compliance Certificate
	Exhibit E:	Oil Rig Related Assets
	Exhibit F:	Use of Proceeds Certificate
	Exhibit G:	Form of Investor Letter

Subordinate Note Indenture

(v)

INDENTURE dated as of January 3, 2008 by and among FORSTER DRILLING CORPORATION, a corporation organized under the laws of the State of Nevada (the “Company”), its three (3) wholly-owned subsidiaries, Forster Drilling, Inc., a Texas corporation (“FDI”), Forster Tool & Supply, Inc., a Nevada corporation (“FTSI”), and Forster Exploration & Production, Inc., a Nevada corporation (“FEP”) (collectively, FDI, FTSI and FEP are referred to herein as the “Forster Subsidiaries” or the “Subsidiary Guarantors”) and Bank of the Ozarks(the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the US$1,215,000 aggregate principal amount of the Subordinated Notes due January 15, 2013 (the “Subordinated Notes”) issued by the Company pursuant to this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

SECTION 1.01	Definitions.

“Additional Obligations” mean the Obligations.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Agent” means any Registrar, Paying Agent, co-registrar or Collateral Agent.

“Annual Debt Service” means, with respect to all or any particular amount of the outstanding Subordinated Notes, the Debt Service for any particular 12 month period required to be paid or set aside during such 12 month period, less the amount of such payment which is provided from the proceeds of the sale of the Notes or from sources other than Pledged Revenues.

“Annual Expansion Debt Service” means, with respect to any Expansion Debt, the proposed Debt Service for any particular 12 month period required to be paid or set aside during such 12 month period, less the amount of such payment which is provided from the proceeds of the sale of the Notes or Expansion Debt or from sources other than Revenues.

“Applicable Procedures” means the applicable procedures in effect from time to time of DTC, Euroclear or Clearstream.

Subordinate Note Indenture

“Authorized Denominations” means $5,000 and minimum increments of $5,000 in excess thereof.

“Bankruptcy Law” means title 11, U.S. Code or any similar law of the United States, any state or other jurisdiction thereof, or any other country, state or jurisdiction thereof for the relief of debtors.

“Beneficial Owner” means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided, that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

“Board of Directors” means, unless otherwise specified, the Board of Directors of the Company or any authorized committee thereof.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Certificated Notes” means certificated Subordinated Notes in fully registered form without interest coupons, in substantially the form of Exhibit A attached hereto.

“Change of Control” means the occurrence of any of the following:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) approval by the Company’s stockholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) reserved.

Subordinate Note Indenture

(v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(vi) the acquisition by any person or related group of persons (other than the Company, existing equityholders or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

“Collateral” as used in this Indenture shall have the same meaning as set forth for such term in the Subordinated Note Security Agreement.

“Collateral Agent” means the Trustee or any other Person from time to time acting as the Collateral Agent for the Subordinated Notes under the Subordinated Note Collateral Documents.

“Commission” means the United States Securities and Exchange Commission or any successor governmental agency.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means, with respect to the Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Subordinated Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Debt Service” means, with respect to all or any particular amount of the Subordinated Notes, the total as of any particular date of computation and for any particular period of the scheduled amount of interest and amortization of principal payable on such Subordinated Notes, excluding amounts scheduled during such period which relate to principal which has been retired before the beginning of such period. When calculating Debt Service, any obligation with a balloon maturity shall be treated as though the aggregate debt service thereon was equally amortizing over the term thereof and any obligation subject to a floating interest rate shall be calculated at the maximum interest rate permissible thereon.

Subordinate Note Indenture

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depository” means, with respect to the Subordinated Notes issued in the form of one or more Global Notes, DTC or another Person designated as depository by the Company, which must be a clearing agency registered under the Exchange Act.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of the Indenture.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than US$500 million or its equivalent in foreign currency, whose debt is rated “A” (or higher) according to Standard & Poor’s or Moody’s at the time as of which any deposit or Investment therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system and its successors.

“Excess Revenue” means an amount computed as set forth in Section 5.02 of this Indenture.

“Excess Revenue Account” means an account of the Company maintained with the Trustee.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder.

“Expansion Assets” means any additional oil and natural gas drilling rigs and equipment, drilling prospects, real property, mineral interests or other assets procured by the Company or its Affiliates on and after the date of this Indenture.

“Expansion Debt” means any Additional Obligations incurred by the Company or its Affiliates or Subsidiaries for the acquisition of Expansion Assets, or for working capital purposes. Expansion Debt shall only be incurred in accordance with the provisions of this Indenture.

“Fair Market Value” means with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Fiscal Year” means the 12-month period used, at any time, by the Company for accounting purposes with respect to the Company, which may be the calendar year.

Subordinate Note Indenture

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date, consistently applied.

“Global Note” means a Subordinated Note evidencing all or a part of the Subordinated Notes issued in accordance with Section 2.02 and substantially in the form of Exhibit A (with Exhibit B) attached hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee of such Indebtedness of the payment thereof or to protect such oblige against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means, collectively and individually, the Subsidiary Guarantors.

“Holder” means a Person in whose name a Subordinated Note is registered.

“Indebtedness” means, with respect to any Person on any date of determination,

(i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases not incurred in the ordinary course of business), except any such balance outstanding as of the Issue Date and balances that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP,

Subordinate Note Indenture

(ii) all capital lease obligations of such Person, except as incurred in the ordinary course of business,

(iii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Persons),

(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business),

(v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations in clauses (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit,

(vi) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any stock or any warrants, rights or options to acquire such stock valued, in the case of stock, at the greatest amount payable in respect thereof on a liquidation (whether voluntary or involuntary) plus accrued and unpaid dividends, and

(vii) to the extent not otherwise included, the Guarantee of items that would be included within this definition and any amendment, supplement, modification, deferral, renewal, extension or refunding of any of the above.

Notwithstanding the foregoing, in no event will performance bonds or similar security for performance be deemed Indebtedness so long as such performance bonds or similar security for performance would not appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, and provided, that the amount of any Indebtedness in respect of any Guarantee shall be the maximum principal amount of the Indebtedness so guaranteed.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement in substantially the form of Exhibit C hereto.

“Interest Payment Date” means (a) January 15, April 15, July 15 and October 15, commencing April 15, 2008, or if any such day is not a Business Day, on the next succeeding Business Day; and (b) for the Subordinated Notes subject to redemption in whole or in par on any date, the date of such redemption.

Subordinate Note Indenture

“Interest Rate” means the annual interest rate applicable at any time and from time to time with respect to the Subordinated Note Obligations, as provided in the Subordinated Notes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans, Guaranties, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company, such that after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an investment in a third person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of such Investment held by the acquired Person in such third Person.

“Investor Letter” means a written instrument signed by each original purchaser of the Subordinated Notes as a condition precedent to the issuance of a Subordinated Note to such purchaser and each transferee of a Note in substantially the same form as that attached hereto as Exhibit G.

“Issue Date” means January 3, 2008.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Texas Uniform Commercial Code (or equivalent statutes of any jurisdiction).

Subordinate Note Indenture

“Marketable Securities” means:

(i) Government Securities,

(ii) any certificate of deposit maturing not more than 270 days after the date of acquisition that is issued by, or time deposit of, an Eligible Institution,

(iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of “A-1” (or higher) according to Standard & Poor’s or “P-1” (or higher) according to Moody’s,

(iv) any banker’s acceptances or money market deposit accounts issued or offered by an Eligible Institution, and

(v) any fund with assets of at least $500 million investing exclusively in investments of the types described in clauses (i) through (iv) above.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means the deed of trust delivered by a Forster Subsidiary conveying a subordinated lien and security interest in certain real property of the Company, in form and substance satisfactory to the Trustee and Special Counsel.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any sale of any assets that constitute Collateral, net of the direct costs relating to such sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such asset sale, any reserve for adjustment in respect of the sale price of such asset or assets and any contingent purchase price payments in connection with purchase price adjustments, escrowed proceeds, reserves or indemnities until such amounts are released. Net Proceeds shall exclude any non-cash proceeds received from any asset sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary of the Company to cash.

“Net Revenues” means Revenues, less those Operation and Maintenance Expenses, charges and deductions that are allowable for federal tax purposes in the calculation of taxable income and as reported by the Company on its federal tax returns, exclusive of depletion, impairment, interest, depreciation and amortization.

“New Subsidiaries” means direct or indirect Subsidiaries of the Company formed or acquired after execution of the Indenture.

Subordinate Note Indenture

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness, for avoidance of doubt, Capital Stock and Operation and Maintenance Expenses are not Obligations.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the Chief Financial Officer of such Person.

“Oil Rig Business” means, when used in reference to any Person, that such Person is engaged primarily in the business of manufacturing, remanufacturing, assembly and reassembly of oil and natural gas rigs and equipment; provided, that the determination of what constitutes an Oil Rig Business shall be made in good faith by the Board of Directors and shall include exploration activities that may be part of a drilling contract entered into by the Company or Forster Subsidiary.

“Oil Rig Related Assets” means all assets, rights (contractual or otherwise), concessions, including without limitation, those set forth on Exhibit E, and comprising Rigs #15, #12, #41 and #22, used in connection with the Company’s Oil Rig Business, which are currently encumbered by liens that will be paid off immediately following the Closing.

“Operation and Maintenance Expenses” means, for any period, all ordinary and necessary expenses of operation, labor, payroll taxes, state and local taxes, materials, supplies, repair, maintenance and insuring of the Oil Rig Related Assets and other properties and assets of the Company under generally accepted accounting principles, and shall include the monthly or other periodic payment of annual insurance premiums, except that there shall not be included: (i) any allowance for depreciation, depletion or impairment, or (ii) any deposits or transfers to the credit of the Subordinated Note Fund or any other fund or account created for the payment of Debt Service on the Notes or Additional Obligations as permitted under this Indenture.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Restricted Subsidiary of the Company or the Trustee.

“Percentage” means, for each Holder, the percentage resulting from the principal amount outstanding on each such Holder’s Subordinated Notes divided by the total aggregate principal amount of Subordinated Notes outstanding.

Subordinate Note Indenture

“Permitted Investment” means

(i) any Investments in the Company or any Restricted Subsidiary of the Company or any Person that will become a Restricted Subsidiary, provided, however, such Restricted Subsidiary’s primary business is the Oil Rig Business,

(ii) any Investments in Marketable Securities,

(iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, provided, however, such Restricted Subsidiary’s primary business is the Oil Rig Business,

(iv) any Investment in property or assets to be used in (a) any line of business in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date or (b) any Oil Rig Business,

(v) Investments in any Person primarily engaged in the Oil Rig Business in connection with the acquisition of such Person or substantially all of the property or assets of such Person by the Company or any Restricted Subsidiary of the Company; provided, that within 90 days from the first date of any such Investment, either (a) such Person becomes a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries or (b) the amount of any such Investment is repaid in full to the Company or any of its Restricted Subsidiaries,

(vi) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, and

(vii) Investments aggregating not more than US$1.0 million in securities or other debt instruments of companies with a minimum Moody’s bond rating of Aa that mature or are redeemed within 180 days of the date of the purchase thereof.

“Permitted Liens” means

(i) Liens in favor of the Company,

(ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company,

Subordinate Note Indenture

(iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such acquisition,

(iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business,

(v) Liens for taxes, assessments or governmental claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor,

(vi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary,

(vii) Liens on existing Oil Rig Related Assets existing during the time of the construction thereof, in each case to the extent the Investment in such assets is permitted under this Indenture,

(viii) easements, rights of way, municipal and zoning ordinances and similar charges and encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary,

(ix) Liens in favor of the Holders of the Subordinated Notes,

(x) Liens in favor of the holders of the Senior Notes created by the Senior Note Documents, which it is hereby acknowledged are senior and superior to the Liens in favor of the Holders of the Subordinated Notes created pursuant to this Indenture and the Collateral Documents, and

(xi) Liens created by the issuance of Expansion Debt and the Working Capital Loan,

(xii) Liens that do not have a material adverse effect on the business or financial condition of the Company and Forster Subsidiaries taken as a whole, and

(xiii) Liens that are being paid off from Subordinated Note Proceeds.

Subordinate Note Indenture

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, sociedad, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Placement Agent” means Crews & Associates, Inc.

“Placement Agreement” means that certain Placement Agreement dates as of December 20, 2007 between the Company and the Placement Agent pursuant to which Placement Agent has privately placed the Notes.

“Pledged Revenues” means seventy-five percent (75%) of all Net Revenues.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Qualified Accountant” means an independent certified public accountant in the regular employ or hire of Company, including, but not limited to, the Company’s current independent firm of certified public accountants. For purposes of the issuance or incurrence of Expansion Debt at a time when current audited financial statements of the Company are unavailable, a Qualified Accountant may include Company’s chief financial officer or other certified public accountant employed or hired by Issuer.

“Receivables” means, with respect to any Person, all of the following property and interests in property of such person or entity, whether now existing or existing in the future or hereafter acquired or arising provided that they arise out of the Revenues: (i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all unpaid seller’s or lessor’s rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing after creation of the foregoing or arising therefrom; (iv) all rights to any goods or merchandise represented by any of the foregoing, including, without limitation, returned or repossessed goods, (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security, or Guaranties for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection of deposit accounts relating to any of the foregoing; (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

Subordinate Note Indenture

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” means,

(i) any dividend or any distribution, direct or indirect, on account of any Equity Interests of, or other Equity Interests in, the Company or any of its Restricted Subsidiaries other than dividends or distributions payable (A) in Equity Interests of the Company or (B) to the Company or any Restricted Subsidiary,

(ii) any payment to Retire any Equity Interests of the Company or any of its Subsidiaries or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary, employee, consultant, officer or director of the Company or any Restricted Subsidiary or Equity Interests of any Subsidiary or other Affiliate of the Company that qualifies as a Permitted Investment), or

(iii) any payment to Retire any Indebtedness of the Company or its Restricted Subsidiaries that is subordinate in right of payment to the Senior Notes except at final maturity or in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness.

“Restricted Subsidiary” means the Forster Subsidiaries, provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retire” and “Retirement” mean purchase, redeem, defease, retire or otherwise acquire any interest for value.

“Revenues” means all contract drilling income earned pursuant to every type of drilling contract, rents, charges, fees, Net Proceeds, issue and other income, except for reimbursements for drill pipe and other component parts by FDI derived by the Company or the Forster Subsidiaries at any time and from time to time from the operation of Forster Drilling, Inc. and the drilling rigs and equipment associated with Rigs # 15, #12, #22 and #41. “Securities Act” means the United States Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder.

“Senior Notes” means the Company’s $4,805,000 Senior Secured Notes due January 15, 2013 and issued under the Senior Notes Indenture. The Senior Notes are senior in Lien and the right of payment to the Subordinated Notes.

“Senior Note Collateral Documents” means, collectively, the Senior Note Security Agreement, the Senior Note Stock Pledge Agreement and any other mortgage, pledge, stock pledge, deed of trust, collateral assignment, security agreement, fiduciary transfer, debenture, fiduciary assignment or other agreements or instruments evidencing or creating any Liens in favor of the Senior Note Collateral Agent in all or any portion of the Senior Notes Collateral pursuant to or in connection with the Senior Notes Indenture or any other Senior Note Document, in each case, as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

Subordinate Note Indenture

“Senior Note Documents” means the Senior Note Indenture, the Senior Notes, the Senior Note Collateral Documents and the other documents entered into by the Company, any Restricted Subsidiary, the Trustee, the Collateral Agent and/or any other party pursuant to or in connection with the Indenture or any other Senior Note Document.

“Senior Note First Lien Collateral” means the Unencumbered Assets and any assets specified as being Collateral hereunder.

“Senior Note Obligations” means the Obligations of the Company and the Guarantors (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in Senior Note Indenture, the Senior Notes and the other Senior Note Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) in respect of the Senior Notes.

“Senior Note Security Agreements” means one or more agreements or equivalent documents granting to the Senior Note Collateral Agent for the benefit of the Senior Note Holders a security interest in all of the personal property of the Company and the Forster Subsidiaries pursuant to or in connection with the Indenture or other Senior Note Documents.

“Senior Note Stock Pledge Agreement” means one or more stock pledge agreements or equivalent documents granting to the Senior Note Collateral Agent for the benefit of Senior Note Holders a security interest in all of the Capital Stock of the Forster Subsidiaries.

“Standard & Poor’s” means Standard and Poor’s, a division of The McGraw-Hill Companies, and its successors.

“Subordinated Notes” means, collectively, the $1,215,000 Subordinated Notes due January 15, 2013 issued under this Indenture.

“Subordinated Note Documents” means, collectively, this Indenture, the Subordinated Notes, the Collateral Documents and the other documents entered into by the Company, any Restricted Subsidiary, the Trustee, the Collateral Agent and/or any other party pursuant to or in connection with the Indenture or any other Senior Note Document.

“Subordinated Note Obligations” means the Subordinated Note Debt and all other Obligations of the Company and the Subsidiary Guarantors (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Subordinated Note Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) in respect of the Subordinated Note Debt.

Subordinate Note Indenture

“Subsidiary” of any Person means (i) any corporation, association or business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

“Subsidiary Guarantors” means, individually and collectively Forster Drilling, Inc., a Texas corporation (“FDI”), Forster Tool & Supply, Inc., a Nevada corporation (“FTSI”), and Forster Exploration & Production, Inc., a Nevada corporation (“FEP”) (collectively, FDI, FTSI and FEP are referred to herein as the “Foster Subsidiaries”).

“TIA” means the United States Trust Indenture Act of 1939, as it may be amended from time to time.

“Trading Day” with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect on the date of determination in the relevant jurisdiction, or any successor statute thereto.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Working Capital Credit Facility” means a line of credit subordinate to the Senior Notes in an amount not to exceed $1,000,000 incurred pursuant to the terms and conditions of Section 4.09(a).

Subordinate Note Indenture

“Written Request” means any written request, letter or similar document from the Company to Trustee and signed by the appropriate Officer, including, but not limited to, the initial written closing and delivery instructions.

SECTION 1.02	Other Definitions.

Defined in
Term	Section

“Additional Collateral”	4.09
“Affiliate Transaction”	4.12
“Agent for Service”	14.14
“Agent Members”	2.01
“Authentication Order”	2.02
“Change of Control Offer”	3.10
“Change of Control Payment”	3.10
“Change of Control Payment Date”	3.10
“Covenant Defeasance”	9.03
“Collateral Valuation”	4.09
“Event of Default”	7.01
“Excess Revenue Offer”	3.09
“Financial Reports”	4.05
“incur”	4.12
“Legal Defeasance”	9.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	7.01
“Purchase Date”	3.09
“Registrar”	2.03

SECTION 1.03	Incorporation by Reference OF Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Subordinated Notes;

“indenture security holder” means a Holder of a Subordinated Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

Subordinate Note Indenture

“obligor” on the Subordinated Notes means the Company and any successor obligor upon the Subordinated Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rules promulgated by the Commission under the TIA have the meanings so assigned to them.

SECTION 1.04	Rules of Construction.

Unless the context otherwise requires:

1. a capitalized term has the meaning assigned to it under this Article 1;

2. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

3. “or” is not exclusive;

4. “including” means including without limitation; and

5. words in the singular include the plural, and words in the plural include the singular.

ARTICLE 2

THE SUBORDINATED NOTES

SECTION 2.01	Terms; Form and Dating.

(a) General.

(i). The Subordinated Notes shall bear interest at the Interest Rate in effect from time to time, subject to Section 4.01 below.

(ii) No Subordinated Notes may be issued under the provisions of this Indenture except in accordance with this Article 2. The total principal amount of the Subordinated Notes that may be issued is hereby expressly limited to $1,215,000, except as provided in Section 2.07 with respect to replacement Notes. Additionally, Expansion Debt may be issued hereunder form time to time in such amount as shall be specified in a supplemental indenture.

(iii) The Subordinated Notes: (A) shall be designated “Forster Drilling Corporation $1,215,000 17.00% Subordinated Notes, Series 2007,” maturing on January 15, 2013 (B) shall be in the aggregate principal amount of $1,215,000; (C) shall be dated as of January 3, 2008; (D) shall be payable in installments of interest-only payments to be paid on April 15, 2008, and on each January 15, April 15, July 15 and October 15 thereafter until maturity; and (E) shall be issued in Authorized Denominations only.

Subordinate Note Indenture

(b) Form of Certificated Notes. The Subordinated Notes and the Trustee’s certificate of authentication, other than those issued in global form, shall be substantially in the form of Exhibit A hereto, the terms of which are hereby incorporated in and expressly made a part of this Indenture. The Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Subordinated Note shall be dated the date of its authentication. The terms and provisions contained in the Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Subordinated Note conflicts with the express provisions of this Indenture, the provisions of the Indenture shall govern and be controlling.

(c) Form of Global Notes. Subordinated Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (but including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached as Exhibit B hereto). Each Global Note shall represent such aggregate principal amount of the outstanding Subordinated Notes as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions thereof and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Subordinated Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(d) Book-entry Provisions. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depository. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Subordinated Note.

Subordinate Note Indenture

(e) Certificated Securities.

(i) The Company shall issue Certificated Notes to all owners of beneficial interests in Global Notes if: (1) at any time the Depository notifies the Company that it is unwilling or unable to continue to act as Depository for the Global Notes or if at any time the Depository shall no longer be eligible to act as such because it ceases to be a properly-registered clearing agency, and, in either case, the Company shall not have appointed a successor Depository within 120 days after the Company receives such notice or becomes aware of such ineligibility or (2) the Company, at its option, determines that the Global Notes shall be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the events set forth in clauses (1) or (2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Certificated Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Upon the exchange of a Global Note for Certificated Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee.

(ii) The Company shall issue Certificated Notes to a Holder of, or an owner of a beneficial interest in, a Global Note in exchange for such Global Note or beneficial interest, as the case may be, upon written request from Holders (or owners of beneficial interests) representing 25% or more of the then outstanding principal amount of the Subordinated Notes, if a Default or Event of Default shall have occurred and be continuing. Upon the occurrence of the foregoing, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Certificated Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note owned by such Holder or such owner of a beneficial interest. Upon the exchange of all or a portion of a Global Note for Certificated Notes, such Global Note shall be cancelled or correspondingly reduced by the Trustee or an agent of the Company or the Trustee. In the event that the Certificated Notes are not issued to an owner of a beneficial interest in a Global Note promptly after the Company has received a request from such owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of any such owner to pursue such remedy with respect to the portion of the Global Note that represents such owner’s beneficial interest as if such Certificated Notes had been issued.

(iii) Certificated Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Agent Members or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Certificated Notes to or as directed by the Persons in whose names such Certificated Notes are so registered or to the Depository.

Subordinate Note Indenture

SECTION 2.02	Execution and Authentication.

(a) A duly authorized Officer of the Company shall sign the Subordinated Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Subordinated Note no longer holds that office at the time a Subordinated Note is authenticated, the Subordinated Note shall nevertheless be valid. In addition, if a Person is not an Officer at the time a Subordinated Note is authenticated, but becomes an Officer on or prior to the delivery of the Subordinated Note, the Subordinated Note shall nevertheless be valid.

(c) A Subordinated Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature of the Trustee shall be conclusive evidence that the Subordinated Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate and deliver the Subordinated Notes for issuance.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Subordinated Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Holders, the Company or an Affiliate of the Company.

(f) The Subordinated Notes shall be issuable only in denominations of US$5,000 principal amount at maturity and any integral multiple thereof.

SECTION 2.03	Registrar and Paying Agent.

(a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, registrar or co-registrar) where Subordinated Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Subordinated Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Subordinated Notes and this Indenture may be served. The Registrar shall keep a register of the Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Subordinated Notes in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 8.07 hereof.

Subordinate Note Indenture

(b) The Company initially appoints DTC to act as Depository with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar and Paying Agent and (ii) every provision of this Indenture relating to the conduct of or affecting the liability of or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying Agent and Registrar.

SECTION 2.04	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Subordinated Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for such funds. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon the occurrence, and during the continuation, of any Event of Default, the Trustee shall serve as Paying Agent and Registrar for the Subordinated Notes.

SECTION 2.05	Holder Lists.

If it is the Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Subordinate Note Indenture

SECTION 2.06	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Certificated Notes if (1) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a properly-registered clearing agency and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository or (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events in (1) or (2) above, Certificated Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and Section 2.10 hereof. Every Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Subordinated Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof. Neither the Company nor the Trustee will be liable for any delay by a Holder of a Global Note or the Depository in identifying the beneficial owners of Subordinated Notes, except as a result of the Company’s or Trustee’s own grossly negligent action, grossly negligent failure to act or own willful misconduct, as the case may be. In the absence of bad faith on their part, the Company and the Trustee may conclusively rely on, and will be protected in relying on written instructions from the Holder of a Global Note or the Depository for all purposes under this Indenture.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Global Notes may be subject to restrictions on transfer to the extent required by the Securities Act. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note, in accordance with the Applicable Procedures. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).

Subordinate Note Indenture

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes. The holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Certificated Note or transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note only in the circumstances specified in Section 2.01(e), in which event such owner of such beneficial interest shall instruct the Depository (or shall cause the appropriate participant to direct the Depository) in accordance with the Applicable Procedures to instruct the Trustee to reduce the aggregate principal amount of the Global Note by the applicable amount of such exchange or transfer and to issue in exchange therefore a Certificated Note or Subordinated Notes in such aggregate amount and registered as provided in such instruction; and upon the Trustee’s receipt of such instruction from the Depository (or from the applicable Agent Member or beneficial owner pursuant to the Depository’s proxy procedures), the Trustee to, and the Trustee shall, cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver, in both cases in accordance with Section 2.02 hereof, to the Person designated in such instruction a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member. The Trustee shall mail or deliver such Certificated Notes to the Persons in whose names such Subordinated Notes are so registered.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests. A Holder of a Certificated Note may exchange such Subordinated Note for a beneficial interest in a Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer together with surrender of the Certificated Note to be exchanged or transferred, (and, accompanied by a written instrument or instruments of transfer as provided in Section 2.06(e) hereof, and subject to the Applicable Procedures), the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes pursuant to Section 2.06(g) hereof.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the Applicable Procedures or reasonably requested by the Company to demonstrate compliance by such Holder with applicable law.

(f) Global Note Legend. Each Global Note shall bear a legend in substantially the following form (the “Global Note Legend”):

Subordinate Note Indenture

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Subordinated Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Subordinate Note Indenture

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Notes and Certificated Notes, and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company’s order (including an Authentication Order given pursuant to Section 2.02) or at the Registrar’s request (in connection with any transfer or exchange of Notes pursuant to this Section 2.06).

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 3.10, and 10.05 hereof, which shall be paid by the Company).

(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Subordinated Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Note being redeemed in part or (C) to register the transfer of or to exchange a Subordinated Note between a record date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Subordinated Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Subordinated Note is registered as the absolute owner of such Subordinated Note for the purpose of receiving payment of principal of and interest on such Subordinated Notes and for all other purposes whatsoever, whether or not such Subordinated Note is overdue, and none of the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

Subordinate Note Indenture

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii) The Trustee is hereby authorized to enter into a letter of representation with the Depository in the form provided by the Company and to act in accordance with such letter.

(ix) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any purchase or transfer complies with the registration provisions of or exemptions from the Securities Act or other state, federal securities laws that may be applicable; provided, however, that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Subordinated Note, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms on its face to the requirements of this Section 2.06 and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

(x) REGISTRATION AND TRANSFER OF THE SUBORDINATED NOTES IS SUBJECT TO TRUSTEE’S PRIOR RECEIPT OF AN INVESTOR LETTER FROM EACH PROSPECTIVE TRANSFEREE IN SUBSTANTIALLY THE SAME FORM OF THAT ATTACHED HERETO AS EXHIBIT G, OR AN OPINION OF SPECIAL COUNSEL THAT SUCH INVESTOR LETTER IS NO LONGER REQUIRED.

FURTHERMORE, RESALES OF THE SUBORDINATED NOTES ARE RESTRICTED AND MAY BE MADE ONLY IN COMPLIANCE WITH RULE 144A TO THE EXTENT APPLICABLE UNLESS OTHERWISE ALLOWABLE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS. PARTICULARLY, RESALES MAY BE MADE ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED BY RULE 144A UNLESS OTHERWISE ALLOWABLE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AT THE TIME OF SUCH RESALE.

Notwithstanding anything contained herein to the contrary, the Subordinated Notes and interests therein may not be issued, sold or transferred to any Holder other than the initial Holder, unless (i) the initial Holder and any subsequent Holder shall have delivered to Trustee evidence satisfactory to Trustee that the transferee is a Qualified Institutional Buyer, as such term is defined under Rule 144A promulgated pursuant to the Securities Act of 1933, as long as such rule is applicable, and otherwise in accordance with federal and state securities laws applicable at such time, and (ii) Trustee obtained a signed Investor Letter in the same form as attached to the Indenture as Exhibit G and attached to the Notes, or an opinion of Special Counsel that such Investor Letter is no longer required. The Subordinated Notes shall bear legends stating that they are subject to the transfer restrictions described in this Section 2.06 of the Indenture. By purchasing a Note, the initial Holder and any subsequent Holder shall be deemed to have agreed to the transfer requirements contained in this Section 2.06.

Subordinate Note Indenture

SECTION 2.07	Replacement Subordinated Notes.

If any mutilated Subordinated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Subordinated Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Subordinated Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Subordinated Note is replaced. The Company may charge for its expenses in replacing a Subordinated Note.

Every replacement Subordinated Note shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Subordinated Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Subordinated Notes duly issued hereunder.

SECTION 2.08	Outstanding Subordinated Notes.

(a) The Subordinated Notes outstanding at any time shall be the entire principal amount of the Subordinated Notes represented by all of the Global Notes and Certificated Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Subordinated Note; provided, however, that Subordinated Notes held by the Company or a Subsidiary of the Company shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

(b) If a Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Subordinated Note is held by a bona fide purchaser.

(c) If the principal amount of any Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Restricted Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, funds sufficient to pay all principal and interest, if any, payable on that date with respect to the Subordinated Notes (or the portion thereof to be redeemed or maturing, as the case may be), other than pursuant to Article 11 hereof, then on and after that date, such Subordinated Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

Subordinate Note Indenture

SECTION 2.09	Treasury Subordinated Notes.

In determining whether the Holders of the required principal amount of Subordinated Notes have concurred in any direction, waiver or consent, Subordinated Notes owned by the Company, or an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Subordinated Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10	Temporary Subordinated Notes.

Until definitive Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Subordinated Notes. Temporary Subordinated Notes shall be substantially in the form of definitive Subordinated Notes but may have variations that the Company and the Trustee consider appropriate for temporary Subordinated Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or definitive Subordinated Notes, as applicable, and deliver them in exchange for temporary Subordinated Notes.

Holders of temporary Subordinated Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11	Cancellation.

The Company at any time may deliver Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Subordinated Notes (subject to the record retention requirement of the Exchange Act) in accordance with its standard disposition procedures in effect at the time, unless the Company directs cancelled Subordinated Notes to be returned to it. The Company may not issue new Subordinated Notes to replace Subordinated Notes that it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12	Defaulted Interest.

If the Company defaults in a payment of interest on the Subordinated Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Subordinated Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, provided that the Company shall fix or cause to be fixed each such special record date as early as practicable prior to the payment date, and the Company shall mail or cause to be mailed as early as practicable to each Holder a notice that states the special record date, the related payment date and the amount of defaulted interest to be paid.

Subordinate Note Indenture

SECTION 2.13	Record Date.

The record date for purposes of determining the identity of Holders of the Subordinated Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

SECTION 2.14	Ranking; Security; Intercreditor Agreement.

(a) The Senior Note Obligations shall be senior in right of payment to the Subordinated Note Obligations and all other Indebtedness of the Company.

(b) The Obligations of the Company under the Senior Notes shall be secured by (i) Collateral, (ii) a first priority security interest in the Pledged Revenues, (iii) a first priority security interest in the Stock Rights pledged under the Senior Note Stock Pledge Agreement, (iv) the Mortgage, and (v) a first priority security interest in all monies held in the funds and accounts created under this Indenture, including the Revenue Fund and the Senior Note Fund (but excluding the Costs of Issuance Account)..

Subordinate Note Indenture

(c) Concurrently with the execution of this Indenture, the Company, the Senior Note Collateral Agent and the Trustee shall enter into the Intercreditor Agreement.

(d) The Senior Notes Obligations of the Guarantors under the Guarantees provided to the Collateral Agent for the benefit of the Holders pursuant to Article 11 hereof shall be senior in right of payment to all other Indebtedness of such Guarantors.

(e) Subject to the senior and superior Lien of the Senior Note Documents, the Subordinated Notes shall have a subordinated Lien in and on the Collateral. The Company covenants and agrees, and each Subordinated Note Holder by its acceptance of a Subordinated Note likewise covenants and agrees, that all Subordinated Notes shall be issued subject to the provisions of this Section 2.14; and each Person holding any Subordinated Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions. The payment of any the principal of, premium, if any, and interest on all Subordinated Notes issued hereunder shall, to the extent and in the manner in this Section 2.14 set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of all Senior Notes, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Section 2.14 shall prevent the occurrence of any Default or Event of Default hereunder.

(f) (i)  No payment shall be made with respect to the principal of, premium, if any, and interest on the Subordinated Notes except payments and distributions made by the Trustee as permitted by Section 2.14(i), if:

(A) a default in the payment of principal, premium, interest, or other obligations due on any Senior Note Obligations occurs and is continuing (or, in the case of Senior Note Obligations for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Note Obligations); or

(B) a default, other than a payment default, on any Senior Note Obligations occurs and is continuing that then permits holders of such Senior Note Obligations to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Representative or holder of such Senior Note Obligations or the Company.

(ii) Subject to the provisions of Section 2.14(i), if the Trustee receives any Payment Blockage Notice pursuant to clause (i)(B) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the date the Trustee received the immediately prior Payment Blockage Notice and all scheduled payments on the Senior Notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be the basis for a subsequent Payment Blockage Notice.

Subordinate Note Indenture

(iii) The Company shall resume payments on and distributions in respect of the Subordinated Notes:

(A) in the case of a default referred to in clause (i)(A) above, the date upon which the default is cured or waived or ceases to exist, or

(B) in the case of a default referred to in clause (i)(B) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Senior Note Obligations has not been accelerated, unless this Section 2.14 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Notes shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Notes before any payment is made on account of any payable amount, together with accrued and unpaid interest, if any, on the Subordinated Notes; and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Subordinated Notes or the Trustee would be entitled, except for the provision of this Section 2.14, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Subordinated Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Notes (pro rata to such holders on the basis of the respective amounts of Senior Notes held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any Senior Notes may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Notes in full in cash, or other payment satisfactory to the holders of Senior Notes, after giving effect to any concurrent payment or distribution to or for the holders of Senior Notes, before any payment or distribution is made to the Holders of the Subordinated Notes or to the Trustee.

Subordinate Note Indenture

For purposes of this Section 2.14, the phrase, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 2.14 with respect to the Subordinated Notes to the payment of all Senior Notes which may at the time be outstanding; provided that (i) the Senior Notes is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Notes (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 2.14 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 6.

In the event of the acceleration of the Subordinated Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Subordinated Notes in respect of any principal of, premium if any, and interest on the Subordinated Notes except payments and distributions made by the Trustee as permitted by Section 2.14(i), until all Senior Notes has been paid in full in cash or other payment satisfactory to the holders of Senior Notes or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Subordinated Note is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Notes of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Subordinated Notes before all Senior Notes is paid in full, in cash or other payment satisfactory to the holders of Senior Notes, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Notes, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Notes or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any Senior Notes may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Notes remaining unpaid to the extent necessary to pay all Senior Notes in full, in cash or other payment satisfactory to the holders of Senior Notes, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Notes.

Nothing in this Section 2.14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07. This Section 2.14(f) shall be subject to the further provisions of Section 2.14(i).

Subordinate Note Indenture

(g) Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Notes, of all Senior Notes, the rights of the Holders of the Subordinated Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Notes pursuant to the provisions of this Section 2.14 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Subordinated Notes are subordinated and is entitled to like rights of subrogation), and to the rights of the holders of Senior Notes to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Notes until any payable amount, together with accrued and unpaid interest, if any, on the Senior Notes shall be paid in full in cash or other payment satisfactory to the holders of Senior Notes; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Notes of any cash, property or securities to which the Holders of the Subordinated Notes or the Trustee would be entitled except for the provisions of this Section 2.14, and no payment over pursuant to the provisions of this Section 2.14, to or for the benefit of the holders of Senior Notes by Holders of the Subordinated Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Notes, and the Holders of the Subordinated Notes, be deemed to be a payment by the Company to or on account of the Subordinated Notes; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Subordinated Notes pursuant to the subrogation provisions of this Section 2.14, which would otherwise have been paid to the holders of Senior Notes shall be deemed to be a payment by the Company to or for the account of the Senior Notes; provided, that nothing herein shall in any way affect the payments to be made to the Trustee pursuant to Section 8.07 hereof. It is understood that the provisions of this Section 2.14 are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Notes, on the one hand, and the holders of the Senior Notes, on the other hand.

Nothing contained in this Section 2.14 or elsewhere in this Indenture or in the Subordinated Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Notes, and the Holders of the Subordinated Notes, the obligations of the Company, which is absolute and unconditional, to pay to the Holders of the Subordinated Notes the principal of, premium if any, and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Subordinated Notes and creditors of the Company other than the holders of the Senior Notes, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Section 2.14 of the holders of Senior Notes in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Section 2.14, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Notes and other Indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Section 2.14.

Subordinate Note Indenture

(h) Each Holder of a Subordinated Note by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 2.14 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 2.14(g) hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Notes or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Subordinated Notes.

(i) The Company shall give prompt written notice in the form of an Officer’s Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Subordinated Notes pursuant to the provisions of this Section 2.14. Notwithstanding the provisions of this Section 2.14 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Notes pursuant to the provisions of this Section 2.14, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officer’s Certificate) or a Representative or a holder or holders of Senior Notes or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; Notwithstanding anything in this Section 2.14 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 5, and any such payment shall not be subject to the provisions of Section 2.14.

The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely conclusively on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Notes (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Notes or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Notes to participate in any payment or distribution pursuant to this Section 2.14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Notes held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 2.14, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Subordinate Note Indenture

(j) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Section 2.14 in respect of any Senior Notes at any time held by it, to the same extent as any other holder of Senior Notes, and nothing in this Indenture or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Notes, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 2.14, and no implied covenants or obligations with respect to the holders of Senior Notes shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Notes and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Notes if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Notes shall be entitled by virtue of this Section 2.14 or otherwise.

(k) No right of any present or future holder of any Senior Notes to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

(l) If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Section 2.14 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section 2.14 in addition to or in place of the Trustee.

(m) The holders of Senior Notes (including, without limitation, Senior Note Obligations) shall have the right to rely upon this Section 2.14, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

SECTION 2.15	CUSIP Number.

The Company in issuing the Senior Notes may use a “CUSIP” number or numbers and, if it does so, the Trustee shall use the CUSIP number or numbers in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number or numbers either as printed on the Senior Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and, any redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number or numbers.

Subordinate Note Indenture

ARTICLE 3

REDEMPTION AND CERTAIN REPURCHASES

SECTION 3.01	Notices to Trustee.

If the Company elects to redeem Subordinated Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the record date, (iv) the principal amount of Subordinated Notes to be redeemed and (v) the redemption price.

SECTION 3.02	Selection of Subordinated Notes for Redemption or Offers to Purchase.

If less than all of the Subordinated Notes are to be redeemed or to be purchased pursuant to any purchase offer required under the Indenture at any time, selection of Subordinated Notes for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Subordinated Notes are listed, or, if the Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Subordinated Notes with a principal amount of US$5,000 or less shall be redeemed or purchased in part. A new Subordinated Note in principal amount equal to the unredeemed or unpurchased portion will be issued in the name of the holder thereof upon cancellation of the original Subordinated Note. On and after the redemption or purchase date, assuming such Subordinated Notes are redeemed or purchased as so required, and interest will cease to accrue on the Subordinated Notes or portions of them called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Subordinated Notes selected for redemption and, in the case of any Subordinated Note selected for partial redemption, the principal amount thereof to be redeemed. Subordinated Notes and portions of them selected shall be in amounts of US$5,000 or whole multiples of US$5,000; except that if all of the Subordinated Notes of a Holder are to be redeemed, the entire outstanding principal amount of Subordinated Notes held by such Holder, even if not a multiple of US$5,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Subordinated Notes called for redemption also apply to portions of Subordinated Notes called for redemption.

SECTION 3.03	Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of record as of the record date therefor of the Subordinated Notes that are to be redeemed at its registered address.

Subordinate Note Indenture

The notice shall identify the Subordinated Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Subordinated Note is being redeemed in part, the portion of the principal amount of such Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Subordinated Note, a new Subordinated Note or Subordinated Notes in principal amount equal to the unredeemed portion shall be issued;

(d) the name and address of the paying agent;

(e) that Subordinated Notes called for redemption must be surrendered to the paying agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Subordinated Notes (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Subordinated Notes and/or section of this Indenture pursuant to which the Subordinated Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Subordinated Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Subordinated Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

SECTION 3.05	Deposit of Redemption Price.

At least one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) immediately available funds sufficient to pay the redemption price of and accrued interest, if any, on all Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any funds so deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest, if any, on, all Subordinated Notes to be redeemed.

Subordinate Note Indenture

If a Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Subordinated Note was registered at the close of business on such record date. If any Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid redemption price, from the redemption date until such redemption price is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Subordinated Notes and in Section 4.01 hereof.

SECTION 3.06	Subordinated Notes Redeemed in Part.

Upon surrender of a Subordinated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Subordinated Notes at the expense of the Company a new Subordinated Note equal in principal amount to the unredeemed portion of the Subordinated Note surrendered.

SECTION 3.07	Optional Redemption.

(a) Except as set forth in Section 3.10 below, the Subordinated Notes will not be redeemable at the Company’s option prior to February 15, 2008. Thereafter, the Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice to the Holders, at 100% of the principal amount plus accrued and unpaid interest thereon to the applicable redemption date.

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08	Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes, except as required pursuant to Sections 3.09 and 3.10.

SECTION 3.09	Offer to Purchase with Excess revenue; Mandatory Redemption from Excess Revenue.

(a) The Trustee shall establish and maintain within the Revenue Fund (as described in Sections 5.01 and 5.02) the Excess Revenue Account. The Excess Revenue Account shall be established and maintained so as to create, perfect and establish the priority of the security interest of the Trustee in such account and all cash, Permitted Investments and other property from time to time deposited therein and otherwise to effectuate the lien of the Subordinated Notes.

Subordinate Note Indenture

(b) The Trustee shall have sole dominion and control over the Excess Revenue Account (including, inter alia, the sole power to direct withdrawals or transfers from the Excess Revenue Account and to direct the investment and reinvestment of funds in the Excess Revenue Account, subject to the provisions of this Section 3.09). The Trustee shall make withdrawals and transfers from the Excess Revenue Account in accordance with the terms of this Indenture. The Company and the Trustee acknowledge that the Excess Revenue Account is a “deposit account” or “investment property” within the meaning of Section 9-102 of the UCC and that the Trustee has “control,” for purposes of Section 9-315 of the UCC, of the Excess Revenue Account.

(c) The Trustee shall establish and maintain the Excess Revenue Account on the date of this Indenture, and the Excess Revenue Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Subordinated Note holders. Except as expressly provided herein, all Excess Revenue attributable to the Subordiante Notes shall be deposited in the Excess Revenue Account and transferred therefrom in accordance with the terms of this Indenture. No funds shall be deposited in the Excess Revenue Account that do not constitute Excess Revenue except as expressly provided in this Indenture without the prior written consent of the Trustee.

(d) Excess Revenue shall be transferred to the Excess Revenue Account as set forth in Sections 5.01 and 5.02 below.

(e) The Subordinated Notes are subject to mandatory redemption upon any Interest Payment Date, as a whole or in part at the principal amount thereof, plus accrued interest thereon to the date of redemption, but without premium, from Excess Revenues (the “Excess Revenue Offer”).

(f) The Excess Revenue Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the maximum principal amount of Subordinated Notes that may be purchased with such Excess Revenue (or such pro rata portion based upon the principal amount of the Subordinated Notes tendered, if the principal amount of Subordinated Notes tendered is in excess of the Excess Revenue) (which maximum principal amount of Subordinated Notes shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Subordinated Notes tendered in response to the Excess Revenue Offer.

(g) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest on the Subordinated Notes shall be paid to the Person in whose name a Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Subordinated Notes pursuant to the Excess Revenue Offer on the portion of the tendered Subordinated Notes purchased pursuant to the Excess Revenue Offer.

Subordinate Note Indenture

(h) Upon the commencement of any Excess Revenue Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Subordinated Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Subordinated Notes pursuant to the Excess Revenue Offer. The Excess Revenue Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Revenue Offer, shall state:

(i) that the Excess Revenue Offer is being made pursuant to Section 3.09 hereof and the length of time the Excess Revenue Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Subordinated Note or portion thereof not tendered or accepted for payment shall continue to accrue interest;

(iv) that Holders electing to have a Subordinated Note or portion thereof purchased pursuant to any Excess Revenue Offer shall be required to surrender the Subordinated Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Subordinated Note completed, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(v) that Holders shall be entitled to withdraw their election if the Company, Depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, written communication setting forth the name of the Holder, the principal amount of the Subordinated Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Subordinated Note or portion thereof purchased;

(vi) that, if the aggregate principal amount of Subordinated Notes tendered by holders of such Subordinated Notes exceeds the Offer Amount, the Trustee shall select the Subordinated Notes to be purchased on a pro rata basis as described above (with such adjustments as may be deemed appropriate by the Trustee so that only Subordinated Notes in denominations of US$5,000, or integral multiples thereof, shall be purchased); and

(vii) that Holders whose Subordinated Notes are purchased only in part shall be issued new Subordinated Notes equal in principal amount to the unpurchased portion of the Subordinated Notes surrendered (or transferred by book-entry transfer).

Subordinate Note Indenture

(i) On the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis (as described above) to the extent necessary, the Offer Amount of Subordinated Notes or portions thereof tendered pursuant to the Excess Revenue Offer, or if less than the Offer Amount has been tendered, all Subordinated Notes or portions thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Subordinated Note or portion thereof tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Subordinated Note, and the Trustee shall authenticate and mail or deliver such new Subordinated Note to such Holder equal in principal amount to any unpurchased portion of the Subordinated Note surrendered. Any Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Revenue Offer on the Purchase Date. In the event that the aggregate amount of Excess Revenue Proceeds exceeds the aggregate principal amount of Subordinated Notes or portion thereof surrendered by Holders of such Subordinated Notes pursuant to an Excess Revenue Offer, the Company may use the remaining Excess Revenue for general purposes. Upon completion of an Excess Revenue Offer, the amount of the Excess Revenue shall be deemed to be reset at zero.

(j) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10	Redemption at the Option of Holders Upon A Change of Control.

(a) If a Change of Control occurs, the Company shall make an offer (the “Change of Control Offer”) to each of the Holders of Subordinated Notes to repurchase all or any part (equal to $5,000 or an integral multiple of $5,000) of that Holder’s Subordinated Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 100% of the aggregate principal amount of Subordinated Notes repurchased, plus accrued and unpaid interest on the Subordinated Notes repurchased, to the Purchase Date (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, the Company shall mail a notice of such Change of Control Offer by first class mail, postage prepaid, to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to this Section 3.10 and that all Subordinated Notes tendered shall be accepted for payment;

(ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

Subordinate Note Indenture

(iii) that any Subordinated Note not tendered shall remain outstanding and continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Subordinated Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Subordinated Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Subordinated Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a written communication setting forth the name of the Holder, the principal amount of Subordinated Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Subordinated Notes purchased; and

(vii) that Holders whose Subordinated Notes are being purchased only in part shall be issued new Subordinated Notes equal in principal amount to the unpurchased portion of the Subordinated Notes surrendered.

(c) So long as the Subordinated Notes are in global form, if the Company makes an offer to purchase all of the Subordinated Notes pursuant to a Change of Control Offer, a Holder may exercise its option to elect for the purchase of Subordinated Notes through the facilities of the Depository, subject to its rules and regulations.

(d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) prior to 11:00 a.m. (New York City time) on such date, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Subordinated Notes or portions of Subordinated Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Subordinated Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Subordinated Notes or portions of Subordinated Notes being purchased by the Company.

Subordinate Note Indenture

(e) The Paying Agent shall promptly mail to each Holder of Subordinated Notes properly tendered the Change of Control Payment for such Subordinated Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Subordinated Note equal in principal amount to any unpurchased portion of the Subordinated Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) Notwithstanding anything to the contrary in this Section 3.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.10 and purchases all Subordinated Notes validly tendered and not withdrawn under the Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

SECTION 3.11	Compliance with the Exchange Act.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with any redemption pursuant to Sections 3.07, 3.09, and 3.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

ARTICLE 4

COVENANTS

SECTION 4.01	Payment of Subordinated Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Subordinated Notes at the Interest Rate on the dates and in the manner provided in the Subordinated Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of the due date money deposited by, or on behalf of, the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% (one percent) in excess of the otherwise applicable Interest Rate on the Subordinated Notes to the extent lawful until such overdue principal is paid; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful until such overdue installments of interest are paid.

Subordinate Note Indenture

SECTION 4.02	Use of Proceeds.

The Company shall use the proceeds from the sale of the Subordinated Notes solely to (i) purchase Oil Rig Related Assets or to retire certain outstanding loans and indebtedness of the Company previously incurred to acquire and construct the Oil Rig Related Assets and to fund other operations of the Company (ii) paying the costs of retiring and redeeming certain of the Company’s outstanding convertible debentures, (iii) providing working capital to the Company and (iv) paying the costs of issuance. Within ten (10) Business Days after the Issue Date, the Company shall deliver to the Trustee a certificate of the use of proceeds in substantially the form of Exhibit F hereto, which shall be signed by the Company’s Chief Executive Officer and Chief Financial Officer.

SECTION 4.03	Further Assurances.

(a) The Company shall, and shall cause each of the Subsidiary Guarantors to, execute and deliver such additional instruments, certificates or documents, and take such actions as may be reasonably required from time to time in order to:

(i) carry out more effectively the purposes of Section 2.14 and the Collateral Documents;

(ii) create, grant, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens created, or intended to be created, by the Collateral Documents; and

(iii) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee or the Collateral Agent under any other instrument executed in connection therewith.

(b) Upon the exercise by the Trustee, the Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Subordinated Note Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company shall, and shall cause each of the Subsidiary Guarantors to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required of the Company or any of the Subsidiary Guarantors for such governmental consent, approval, recording, qualification or authorization.

SECTION 4.04	Maintenance of Office or Agency.

The Company shall give prompt written notice to the Trustee of the location, and any change in the location of the office or agency required to be maintained pursuant to Section 2.03 hereof. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

Subordinate Note Indenture

The Company also may from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.05	Reports.

(a) So long as any of the Subordinated Notes remain outstanding, the Company shall furnish to the Holders of Subordinated Notes:

(i) unless otherwise required to be filed with the Commission under cover of an appropriate form in which event furnishment is not required, all quarterly (not later than 60 days after the end of each fiscal quarter) and annual (not later than 120 days after the end of the fiscal year) consolidated financial information that would be required to be contained in a filing with the Commission on Forms 10-QSB and 10-KSB, respectively, under the Exchange Act if the Company were required to file such forms (provided that the information that is required by Form 10-KSB will be provided within 120 days of the Company’s fiscal year end), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries, a Receivable aging report and, with respect to the annual information only, a report thereon by the Company’s independent certified public accountants; and

(ii) unless otherwise required to be filed with the Commission in which event furnishment is not a requirement, all information that would be required to be filed with the Commission on Form 8-K under the Exchange Act if the Company were required to file such reports (clauses (i) and (ii) hereof shall collectively be referred to as the “Financial Reports”).

(b) The Company shall provide the Trustee with a sufficient number of copies of all Financial Reports that the Trustee may be required to deliver to the Holders of the Subordinated Notes under this Section 4.05.

Subordinate Note Indenture

SECTION 4.06	Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 180 days after the end of each fiscal year of the Company, an Officers’ Certificate substantially in the form of Exhibit D hereto stating that (i) a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has (x) kept, observed, performed and fulfilled, and (y) caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill, its obligations under this Indenture, and (ii) as to each such Officer signing such certificate, that to the best of his or her knowledge (A) the Company has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill, each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it (or, if a Default or Event of Default shall have occurred and remains in existence, describing all such defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and (B) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b) Concurrently with the delivery of the year-end Financial Reports pursuant to Section 4.05 above, the Company shall, so long as any of the Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default that has occurred and remains in existence, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.07	Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Subordinated Notes.

SECTION 4.08	Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.09	Expansion Debt and additional obligations.

(a) Notwithstanding anything herein to the contrary, the Company shall not issue or incur any Additional Obligations except as permitted pursuant to this Indenture. The Company may from time to time issue or incur Expansion Debt and Additional Obligations for the purpose of acquiring or constructing Expansion Assets and for working capital purposes, pursuant to the following terms and conditions:

Subordinate Note Indenture

(i) Renewals or extensions of existing indebtedness outstanding as of the Issue Date;

(ii) Establishment or incurrence of the Working Capital Credit Facility for working capital purposes not to exceed US $1.0 million that is subordinated to the Senior Notes or establishment of a credit facility used to purchase a rig that is not an Oil Rig Related Asset which credit facility is secured solely by such rig;

(iii) Expansion Debt may be issued as additional notes under the Indenture pursuant to a supplemental indenture or may be otherwise incurred by the Company provided that in either event such Expansion Debt shall be secured solely by (i) a Lien on the Expansion Assets acquired or constructed with the proceeds of such Expansion Debt (subject to Section 12.03(e), and/or (ii) a Lien on the Revenues produced by or derived from such Expansion Assets;

(iv) At the time any Expansion Debt is issued or incurred, no Event of Default and no event that with the passage of time or the giving of notice or both would constitute an Event of Default hereunder shall have occurred or be continuing.

SECTION 4.10	Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof.

(b) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default pursuant to Article 7 hereof. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the Fair Market Value of such Investments at the time of such designation and (z) the original Fair Market Value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time.

(c) The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such indebtedness is permitted under Section 4.12 hereof, (ii) no Default or Event of Default pursuant to Article 7 hereof would be in existence following such designation and (iii) such Restricted Subsidiary becomes a Guarantor immediately upon such designation.

Subordinate Note Indenture

(d) Any designation of the Board of Directors pursuant to Sections 4.10(b) and 4.10(c) shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and delivering the Officers’ Certificate described below in Section 4.10(e).

(e) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted.

SECTION 4.11	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing as of the Issue Date or under or by reason of:

(i) applicable law;

(ii) any instrument governing any obligation relating to a business acquired by the Company (“Acquired Debt”) as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(iii) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(iv) purchase money obligations for property acquired in the ordinary course of business or performance bonds or similar security for performance which Liens securing such obligations do not cover any asset other than the asset acquired or, in the case of performance bonds or similar security for performance, the assets associated with the Company’s performance;

(v) this Indenture and the Senior Notes;

Subordinate Note Indenture

(vi) the Subordinated Note Documents; or

(vii) in the case of clauses (ii), (v), and (vi) above, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such divided and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence or, if later, the Issue Date.

SECTION 4.12	Asset Sales

(a) If the Company proposes to sell any asset that constitutes Collateral;

(i) such sale shall be for not less than the Collateral Value of such asset;

(ii) all Net Proceeds shall be used to repay the outstanding Senior Notes first and then the Subordinated Notes as if such proceeds were Excess Revenue;

(iii) the Company shall make an Excess Revenue Offer in accordance with the procedures set forth in Section 3.09 of the Indenture utilizing such Net Proceeds.

(b) Pending the final application of any Net Proceeds pursuant to this Section 4.12, the Company or the applicable Restricted Subsidiary shall deposit all such Net Proceeds in the Excess Revenue Account and shall invest such Net Proceeds in Permitted Investments.

SECTION 4.13	Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, in one or more related transactions, sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(b) the Company delivers to the Trustee:

(i) with respect to any Affiliate Transaction involving aggregate consideration in excess of US$1.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and has been approved by a majority of disinterested members of the Board of Directors; and

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(ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of US$5.0 million, a written opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary involved in such Affiliate Transaction from a financial point of view issued by an internationally-recognized investment banking firm; and

provided, that the following shall be deemed not to be Affiliate Transactions:

(A) transactions pursuant to any employment, consulting, stock option or stock purchase agreement entered into by the Company or any of its Restricted Subsidiaries, or any grant of stock, in the ordinary course of business that are approved by the Board of Directors;

(B) transactions pursuant to existing Indebtedness owed to officers and directors of the Company as of the Issue Date;

(C) transactions permitted by the provisions of the Indenture described above in Sections 4.09 and 4.10;

(D) Permitted Investments; and

(E) transactions with Enhanced Oil Resources, Inc. and/or Oil Sands Quest.

SECTION 4.14	Liens.

Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except for Permitted Liens.

SECTION 4.15	Corporate Existence.

Subject to Article 6 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and the corporate, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

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SECTION 4.16	Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any business other than the Oil Rig Business.

ARTICLE 5

FUNDS AND DEPOSITS

SECTION 5.01	Revenue Fund; Distributions from the Revenue Fund.

There is hereby created and ordered established with Trustee, a special fund, whether currently existing or hereafter created, in the name of the Company, designated “Forster Drilling Corporation Revenue Fund” (the “Revenue Fund”). All Pledged Revenues shall, as and when received by the Trustee from the Senior Notes Trustee pursuant to the distributions to be made by the Senior Notes Trustee pursuant to Section 5.01(b) of the Senior Notes Indenture, be deposited into the Revenue Fund. All monies at any time in the Revenue Fund shall be applied for the payment of the annual fees of Trustee and Payment Agent, Annual Debt Service on the Subordinated Notes or any additional Notes and distribution of the surplus, in the following order, at the following times and in the amounts set forth below:

(a) FIRST, to the Subordinated Note Fund for payment on the Subordinated Notes, the amounts at the times for the purposes set forth in Section 5.02 below;

(b) SECOND, no later than five (5) business days prior to the commencement of each Offer Period described in Section 3.09, the balance of the Revenue Fund after making all disbursements and providing for all funds described above (the “Excess Revenues”), shall be transferred to the Excess Revenue Account of the Subordinated Note Fund for redemption of the Subordinated Notes pursuant to Section 3.09 above.

It is agreed that Trustee shall have and the Company does hereby grant to Trustee a first priority lien on the Revenue Fund.

SECTION 5.02	Subordinated Note Fund.

There is hereby created and ordered established with Trustee a special fund, in the name of the Company, to be designated “Forster Drilling Corporation Subordinated Note Fund” (the “Subordinated Note Fund”).

It shall be the unconditional obligation of the Company to make payments into the Subordinated Note Fund as follows unless sufficient funds exist as a result of the Revenue Fund:

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(a) For Payment of Trustee Fees: On or before the fifth (5th) calendar day of each month, there shall be paid into the Subordinated Note Fund, beginning on the fifth (5th) calendar day of February 2008 (pro-rated accordingly for the first payment due April 15, 2008), and continuing on the fifth (5th) calendar day of each month thereafter, until all Outstanding Subordinated Notes with interest and premium, if any, thereon have been paid in full, or provision made for such payment, a sum (to be computed by Trustee) equal to one-twelfth (1/12) of Trustee’s and Paying Agent’s annual fees for the Senior Notes. The payment of interest on the Subordinated Notes shall be subject in all respects to the Trustees receipt of monies therefore from the Senior Note Trustee as set forth in Section 5.01 above; provided, however, it shall be an unconditional obligation of the Company to the pay the principal of, premium, if any and interest on the Subordinated Notes upon Maturity. All monies in the Subordinated Note Fund shall be used solely for the purpose of paying Annual Debt Service on the Subordinated Notes or for any redemption of the Subordinated Notes, plus Trustee’s and Paying Agent’s fees, except as herein specifically provided. Trustee shall withdraw from the Subordinated Note Fund, on the date of any principal or interest payment, an amount equal to the amount of such payment for the sole purpose of paying the same plus Trustee’s and Paying Agent’s fees, which direction Trustee hereby accepts.

(b) For Payment of any Deficiency: On or before the fifth (5th) calendar day of the month preceding each Maturity Date, there shall be paid by the Company into the Subordinated Note Fund until all outstanding Subordinated Notes with interest thereon have been paid in full, or provision made for such payment, a sum (to be computed by Trustee) that shall, when added to the amounts that have been transferred from the Revenue Fund as provided for in subparagraph (a) above, be equal to the installment of interest coming due on the Subordinated Notes (whether at maturity, upon mandatory redemption, or otherwise) at Maturity, plus the Trustee’s and Paying Agent’s annual fees for the Subordinated Notes then due and remaining unpaid.

Notwithstanding the above, unless the Company is notified by Trustee that insufficient funds exist in the Subordinated Note Fund to effect such coming due interest payment and Trustee fee payments, the Company will not make any payment into the Subordinated Note Fund.

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SECTION 5.03	Refinancing Fund.

There is hereby created and ordered established with Trustee a special fund in the name of the Company, designated “Forster Drilling Corporation Refinancing Fund” (the “Refinancing Fund”). Within the Refinancing Fund, there shall be created the Costs of Issuance Account. From the proceeds of the sale of the Subordinated Notes, the sum of approximately $1,000,000 (with the exact amount to be provided by the Company to Trustee in a Written Request delivered prior to the Issue Date) shall be deposited into the Refinancing Fund and an additional sum of $200,000 shall be deposited into the Costs of Issuance Account to be disbursed as provided in Section 5.04, below. The deposit of $1,000,000 into the Refinancing Fund will be used (i) to retire outstanding obligations of the Company as shall be designated in writing by the Company, and (ii) provide working capital for the Company. Amounts in the Refinancing Fund to be used to retire the Company’s outstanding obligations shall be disbursed by the Trustee to the entities designated by the Company in a Written Request to be delivered by the Corporation prior to the Issue Date, and the amounts in the Refinancing Fund representing working capital for the Company shall be wired into the Company’s operating accounts, as instructed by the Company, on the Issue Date. All amounts remaining in the Refinancing Fund after paying the Costs of Issuance and making the disbursements described in the preceding sentence, shall be wired to the Company’s operating account as instructed by the Company for use by the Company without further restriction.

SECTION 5.04	Costs of Issuance Account

There is hereby created and established with Trustee a special account within the Refinancing Fund, in the name of the Company, to be designated “Forster Drilling Corporation Note Costs of Issuance Account” (the “Costs of Issuance Account”).

From proceeds of the Subordinated Notes and from other funds provided by Issuer, if any, the sum of approximately $200,000 (the exact amount to be set forth in the final Written Request from Placement Agent to Trustee on the Issue Date) to pay the costs of issuance of the Subordinated Notes issued and delivered on that date and such other amounts as shall be delivered by the Company for deposit therein shall be deposited into the Costs of Issuance Account. Monies at any time held in the Costs of Issuance Account shall be used for and applied solely to pay costs of issuance of the Notes, including underwriting, consultants, legal, printing, publication, trustee, paying agent and financial advisory fees and expenses. Payments from the Costs of Issuance Account shall be made by Trustee, upon receipt of a Written Request, signed by an appropriate Officer of the Company. Upon receipt of each such Written Request, Trustee shall pay each such item directly to the person or party entitled thereto as named in such authorization. Nothing in Section 5.03, above, or elsewhere in this Indenture shall be construed to prohibit the Company from directly paying some or all of the Costs of Issuance without utilizing the Costs of Issuance Account.

After payment of the funds as directed by the Written Request, Trustee shall wire the balance of monies in the Costs of Issuance Account to the Company’s operating account, as instructed by the Company, for use by the Company without further restriction.

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ARTICLE 6

SUCCESSORS

SECTION 6.01	Merger, Consolidation or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless:

(a) the Company is the surviving entity or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or Canada;

(b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Subordinated Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction no Default or Event of Default exists; and

(d) such transaction would not result in the loss, material impairment or adverse modification or amendment of any authorization, license, permit or franchise (governmental or otherwise) of the Company or its Restricted Subsidiaries that would have a material adverse effect on the business or operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 6.02	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (or that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein; provided, however, that the predecessor Company shall not be relieved from the obligations to pay the principal of, premium, if any, and interest on the Subordinated Notes, except in the case of a sale of all of the Company’s assets that meets the requirements of Section 6.01 hereof.

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ARTICLE 7

DEFAULTS AND REMEDIES

SECTION 7.01	Events of Default.

Each of the following constitutes an “Event of Default”;

(a) default for thirty days in the payment when due of interest on the Subordinated Notes;

(b) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on the Subordinated Notes;

(c) failure by the Company to comply with the provisions described in Section 5.01;

(d) failure by the Company or any of its Restricted Subsidiaries for thirty days after notice to comply with any of their other covenants in this Indenture or the Subordinated Notes;

(e) default under any mortgage, pledge, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed, including, without limitation, this Indenture and the Subordinated Notes, by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default: is caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness on the date of such default provided that such default shall be in an amount or aggregate amount in excess of US $1.0 million and excluding debt being paid off from proceeds of the Subordinated Notes (a “Payment Default”); or

(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of US$4.0 million) aggregating in excess of US$4.0 million, which judgments are not paid, discharged or stayed within 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment shall not be in effect;

(g) if the Company or any Restricted Subsidiary shall be dissolved (other than a technical dissolution of a Subsidiary which is cured within sixty (60) days of notice thereof) or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors’ committee shall have been appointed for the business of the Company or any Restricted Subsidiary; or if the Company or any Restricted Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing made by the Trustee, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the Company or of any Restricted Subsidiary) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of the Company or any Restricted Subsidiary and shall not have been reversed or dismissed within sixty (60) days; or if the Company, any of the Restricted Subsidiaries or any of the creditors of the Company or any of Restricted Subsidiary initiates a mandatory Conciliation Proceeding; if the Company or any Restricted Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described above; and

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(h) any Guarantee of the Subordinated Notes by the Subsidiary Guarantor shall be held in a judicial proceeding to be unenforceable or invalid or any Subsidiary Guarantor, or chief executive officer of Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee of any Subordinated Notes.

SECTION 7.02	Acceleration.

If any Event of Default occurs and is continuing with respect to this Indenture and the Subordinated Notes, the Trustee or the Holders of at least 25% of the aggregate principal amount of the then outstanding Subordinated Notes may declare all the Subordinated Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Subordinated Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from any of the events described in Section 7.01(h), or in the event the Company fails to make any payment when due under clauses (a) and (b) of Section 7.01, all outstanding Subordinated Notes will become due and payable without further action or notice. Holders of the Subordinated Notes may not enforce the Indenture or the Subordinated Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the best interest of the Holders.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Subordinated Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the Subordinated Notes.

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SECTION 7.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy, to collect the payment of principal, premium, if any, and interest on the Subordinated Notes or to enforce the performance of any provision of the Subordinated Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04	Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Subordinated Notes by notice to the Trustee may, on behalf of the Holders of all of the Subordinated Notes, waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Subordinated Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 7.05	Control by Majority.

Holders of a majority in principal amount of the then outstanding Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of other Holders of Subordinated Notes or that may involve the Trustee in personal liability.

SECTION 7.06	Limitation on Suits.

No Holder of a Subordinated Note shall have any right to institute any proceeding with respect to this Indenture or the Subordinated Notes or for any remedy thereunder, unless:

(a) the Holder of a Subordinated Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes make a written request to the Trustee to pursue the remedy;

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(c) such Holder of a Subordinated Note or Holders of Subordinated Notes provide to the Trustee, if requested, indemnity satisfactory to the Trustee against any loss, liability or expense; and

(d) the Trustee does not comply with the request within 60 days after receipt of the request and, if requested, the provision of indemnity.

Otherwise, no Holder of any Subordinated Note shall have any right to institute any proceeding with respect to this Indenture or the Subordinated Notes or for any remedy thereunder, except the institution of any proceedings with respect to this Indenture or the Subordinated Notes or any remedy thereunder, including without limitation acceleration, by the Holders of a majority in principal amount of the then outstanding Subordinated Notes; provided that, upon institution of any proceeding or exercise of any remedy such Holders provide the Trustee with prompt written notice thereof.

A Holder of a Subordinated Note may not use this Indenture to prejudice the rights of another Holder of a Subordinated Note or to obtain a preference or priority over another Holder of a Subordinated Note.

SECTION 7.07	Rights of Holders of Subordinated Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Subordinated Note to receive payment of principal, premium, if any, and interest on the Subordinated Note, on or after the respective due dates expressed in the Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Subordinated Note.

SECTION 7.08	Collection Suit by Trustee.

If an Event of Default specified in Section 7.01(a) or (b) hereof occurs and is continuing the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

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SECTION 7.09	Trustee May File Proofs of Claim.

Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Subordinated Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Subordinated Notes), the Company’s creditors or the Company’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Subordinated Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Subordinated Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Subordinated Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Subordinated Note any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Notes or the rights of any Holder of a Subordinated Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Subordinated Note in any such proceeding.

SECTION 7.10	Priorities.

If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection,

Second: (i) first to Holders of Subordinated Notes, for amounts due and unpaid on such Subordinated Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Subordinated Notes for interest, and (ii) second, to the extent any other monies are available, to Holders of all Subordinated Notes for amounts due and unpaid on all such Subordinated Notes for principal and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Subordinated Notes for principal and premium; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any such payment to Holders of Subordinated Notes.

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SECTION 7.11	Undertaking of Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Subordinated Note pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Subordinated Notes.

ARTICLE 8

TRUSTEE

SECTION 8.01	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 8.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Subordinated Notes, unless such Holder shall have provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 8.02	Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

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(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice refers to the Subordinated Notes or this Indenture

SECTION 8.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture is qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 8.10 and 8.11 hereof.

SECTION 8.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Subordinated Notes, it shall not be accountable for the Company’s use of the proceeds from the Subordinated Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Subordinated Notes or any other document in connection with the sale of the Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 8.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Subordinated Notes a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of the Holders of the Subordinated Notes.

SECTION 8.06	Reports by Trustee to Holders of the Subordinated Notes.

Within 60 days after each May 15th beginning with the May 15th following the date of this Indenture, the Trustee shall mail to the Holders of the Subordinated Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply, with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

Subordinate Note Indenture

A copy of each report at the time of its mailing to the Holders of Subordinated Notes shall be mailed to the Company and (but only if this Indenture is then qualified under the TIA) filed with the Commission and each stock exchange on which the Subordinated Notes are listed, if any. The Company shall promptly notify the Trustee when the Subordinated Notes are listed on any stock exchange.

SECTION 8.07	Compensation and Indemnity.

The Company shall compensate the Trustee for its acceptance of this Indenture and services hereunder as follows: (i) $2,500, payable on the Issue Date, and (ii) $2,000 payable on each January 3 throughout the term of the Subordinated Notes, commencing on January 3, 2009. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon written request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee, in its sole discretion, may elect to have separate counsel selected by it and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Subordinate Note Indenture

SECTION 8.08	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Subordinated Notes of a majority in principal amount of the then outstanding Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 8.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Subordinated Notes of at least 10% in principal amount of the then outstanding Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Subordinated Note who has been a Holder of a Subordinated Note for at least six months fails to comply with Section 8.10 hereof, such Holder of a Subordinated Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 hereof shall continue for the benefit of the retiring Trustee.

Subordinate Note Indenture

SECTION 8.09	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 8.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least US$25.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

SECTION 8.11	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311 (a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 9

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 9.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of the Board of Directors, evidenced by a resolution set forth in an Officers’ Certificate and at any time, with respect to the Subordinated Notes, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Subordinated Notes upon compliance with the conditions set forth below in this Article 9.

SECTION 9.02	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Subordinated Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Subordinated Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Subordinated Notes to receive from the trust described below payments in respect of the principal of, premium, if any, and interest on such Subordinated Notes when such payments are due, or on the redemption date, as the case may be; (b) the Company’s obligations with respect to the Subordinated Notes concerning issuing temporary Subordinated Notes, registration of Subordinated Notes, mutilated, destroyed, lost or stolen Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and (d) the legal defeasance provisions of this Indenture.

Subordinate Note Indenture

SECTION 9.03	Covenant Defeasance.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall be released from its obligations under the covenants contained in Sections 4.05, 4.06, 4.07, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof and Article 6 hereof with respect to the outstanding Subordinated Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Subordinated Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 7.01(c), (d), (e) or (f) hereof but, except as specified above, the remainder of this Indenture and such Subordinated Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, Sections 7.01(g) through 7.01(h) hereof shall not constitute Events of Default.

SECTION 9.04	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or Section 8.03 hereof to the outstanding Subordinated Notes:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Subordinated Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion, delivered to the Trustee, of a United States nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on, the outstanding Subordinated Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on, in respect of the outstanding Subordinated Notes;

Subordinate Note Indenture

(b) in the case of legal defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(c) in the case of covenant defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

Subordinate Note Indenture

(h) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the legal defeasance or the covenant defeasance have been complied with.

SECTION 9.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 9.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 hereof in respect of the outstanding Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money and Government Securities (including any proceeds thereof) need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Subordinated Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a United States nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Subordinated Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Subordinate Note Indenture

SECTION 9.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 9.02 or 9.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 10.01	Without Consent of Holders of Subordinated Notes.

Notwithstanding Section 10.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Subordinated Notes without the consent of any Holder of a Subordinated Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes;

(c) to provide for the assumption of the Company’s obligations to Holders of the Subordinated Notes in the case of a merger or consolidation;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Subordinated Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to add any Guarantee with respect to the Subordinated Notes, including any Subsidiary Guarantees, or to secure the Subordinated Notes; or

(f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

Subordinate Note Indenture

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.02	With Consent of Holders of Subordinated Notes.

(a) The Company and the Trustee may amend or supplement this Indenture or the Subordinated Notes or any amended or supplemental Indenture with the written consent of the Holders of Subordinated Notes of at least a majority in aggregate principal amount of the Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Subordinated Notes), and any existing Default and its consequences or compliance with any provision of this Indenture, the Subordinated Notes or any document related thereto may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for the Subordinated Notes).

(b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

(c) It shall not be necessary for the consent of the Holders of Subordinated Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders of Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 7.04 and 7.07 hereof, the Holders of a majority in aggregate principal amount of the Subordinated Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Subordinated Notes held by a non-consenting Holder):

Subordinate Note Indenture

(i) reduce the principal amount of Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Subordinated Note or alter the provisions with respect to the redemption of the Subordinated Notes;

(iii) reduce the rate of or change the time for payment of interest on any Subordinated Notes;

(iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, the Subordinated Notes (except a rescission of acceleration of the Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Subordinated Note payable in money other than that stated in the Subordinated Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Subordinated Notes to receive payments of principal of, premium, if any, or interest on, the Subordinated Notes;

(vii) waive a redemption payment with respect to any Subordinated Note; or

(viii) make any change in the foregoing amendment and waiver provisions.

SECTION 10.03	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Subordinated Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 10.04	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Subordinated Note is a continuing consent by the Holder of a Subordinated Note and every subsequent Holder of a Subordinated Note or portion of a Subordinated Note that evidences the same debt as the consenting Holder’s Subordinated Note, even if notation of the consent is not made on any Subordinated Note. However, any such Holder of a Subordinated Note or subsequent Holder of a Subordinated Note may revoke the consent as to its Subordinated Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Subordinated Note.

Subordinate Note Indenture

The Company may fix a record date for determining which Holders of the Subordinated Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Subordinated Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 10.05	Notation on or Exchange of Subordinated Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Subordinated Note thereafter authenticated. The Company in exchange for all Subordinated Notes may issue and the Trustee shall authenticate new Subordinated Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

ARTICLE 11

GUARANTEES

SECTION 11.01	Guarantees.

The Guarantors each hereby irrevocably and unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of the principal of, premium, if any, and interest on the Subordinated Notes, whether at stated maturity, by acceleration, by redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Subordinated Notes, and the due and punctual performance of all other Subordinated Note Obligations of the Company to the Holders or the Trustee, (b) in case of any extension of time of payment or renewal of any Subordinated Notes or any such other Subordinated Note Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (c) the payment of any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under the Guarantee. Each Guarantor further agrees that its obligations hereunder may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any such obligation.

Subordinate Note Indenture

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Subordinated Notes or the Subordinated Note Obligations, the absence of any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the fullest extent permitted by applicable law, waives presentation to, demand of, payment from and protest to the Company of any of the obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Subordinated Notes or any Subordinated Note Obligation. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Subordinated Notes or any other Subordinated Note Documents or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Subordinated Note Documents or any other agreement; (4) the release of any security held by any Holder or the Collateral Agent for the Subordinated Note Obligations or any of them; (5) the failure of any Holder or the Collateral Agent to exercise any right or remedy against any other guarantor of the obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Subsidiary Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the obligations.

Except as expressly set forth in Sections 9.02 and 11.06, the Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Subordinated Note Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Subordinated Notes, any Subordinated Note Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Subordinated Note Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Subordinate Note Indenture

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Subordinated Note Obligation or Guarantee’s obligations is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company, any Guarantor or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Subordinated Note Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such obligations, (B) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (C) all other monetary obligations of the Company to the Holders and/or the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Subordinated Note Obligations Guaranteed hereby may be accelerated as provided in Section 7.02 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 7.02, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 11.02	Limitation of Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Subordinated Note Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Subordinate Note Indenture

SECTION 11.03	Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Subordinated Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04	No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05	Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06	Release.

A Guarantor shall be released from its obligations under this Article 11 (other than any obligation that shall have arisen under Section 11.07):

(a) upon the sale or disposition of a Guarantor (as an entirety) (whether by way of merger, consolidation, sale or other disposition of all of the assets of such Guarantor, sale or other disposition of all of the Equity Interests of such Guarantor or otherwise) other than a transaction that constitutes a sale of all or substantially all of the assts of the Company so as to trigger a Change of Control, to a Person that is not (either before or after giving effect to such transactions) the Company or a Guarantor;

(b) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or

(c) upon defeasance of the Subordinated Notes.

provided, however, that in the case of clause (a) above, such sale or other disposition is made to a Person other than the Company or an Affiliate. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Subordinated Notes, all of the Subordinated Notes Obligations and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

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SECTION 11.07	Contribution.

Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guarantied obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 12

COLLATERAL AND SECURITY

SECTION 12.01	Collateral Documents.

The due and punctual payment of the principal of and interest on the Subordinated Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Subordinated Notes and performance of all other Subordinated Note Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Subordinated Notes and the Guarantees, according to the terms hereunder or thereunder, shall be secured as provided in the Subordinated Note Collateral Documents which the Company and the Guarantors shall enter into on the Issue Date, together with such changes as may be reasonably necessary to accurately reflect the Collateral referred to therein, and which the Company and the Guarantors may enter into on or after the Issue Date in accordance with the terms hereof. Each Holder authorizes the Trustee to initially act as Collateral Agent for the Holders under the Subordinated Note Collateral Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Subordinated Note Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and the terms of this Indenture and authorizes and directs the Collateral Agent to enter into the Subordinated Note Collateral Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantors shall deliver to the Collateral Agent copies of all documents executed pursuant to this Indenture or the Subordinated Note Collateral Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Subordinated Note Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Subordinated Note Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Subordinated Notes and the Guarantees secured hereby, according to the intent and purposes herein expressed.

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The Company shall, and shall cause its Restricted Subsidiaries to, at its own expense, take all reasonable actions (i) that are requested by the Trustee or the Collateral Agent, or (ii) that an Officer of the Company has knowledge are necessary as a legal matter, in either case of (i) or (ii), as required to establish, maintain and perfect a security interest in and continuing Lien on all of the Collateral, in favor of the Collateral Agent for the benefit of the Holders, superior to and prior to the rights of all third Persons, except for holders of Priority Lien Obligations, and subject to no Liens other than Permitted Liens. Without limiting the generality of the foregoing, the Company shall execute or cause to be executed by their Restricted Subsidiaries and shall file or cause to be filed such financing statements, continuation statements, and fixture filings and such mortgages, or deeds of trust in all places necessary to establish, maintain and perfect the Liens purported to be provided for in the Subordinated Note Collateral Documents.

SECTION 12.02	Recording of Opinions.

The Company and the Guarantors shall furnish to the Trustee no later than December 31st in each year beginning with December 31, 2008, an Opinion of Counsel, dated as of such date, either:

(a) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Subordinated Note Collateral Documents and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given,

(b) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders, the Collateral Agent and the Trustee hereunder and under the Subordinated Note Collateral Documents with respect to the security interest in the Collateral; or

(c) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

The Company will otherwise comply with the provisions of TIA §314(b).

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SECTION 12.03	Release of Collateral.

(a) Subject to subsections (b), (c) and (d) of this Section 12.03 and the Intercreditor Agreement, Collateral may be released from the Lien and security interest created by the Subordinated Note Collateral Documents at any time or from time to time in accordance with the provisions of the Subordinated Note Collateral Documents, the Intercreditor Agreement or as provided hereby. In addition, subject to the terms of the Intercreditor Agreement, upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent under the Indenture have been met, then (at the sole cost and expense of the Company) the Collateral Agent shall release (or cause to be released) Subordinated Note Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, the Company will apply any Net Proceeds in compliance with Section 4.11. Upon receipt of such Officers’ Certificate the Collateral Agent shall promptly execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Subordinated Note Collateral Documents or the Intercreditor Agreement.

(b) No Collateral may be released from the Lien and security interest created by the Subordinated Note Collateral Documents pursuant to the provisions of the Subordinated Note Collateral Documents and the Intercreditor Agreement unless the certificate required by this Section 12.03 has been delivered to the Collateral Agent.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Subordinated Notes has been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Subordinated Note Collateral Documents and the Intercreditor Agreement will be effective as against the Holders.

(d) The release of any Subordinated Note Collateral from the terms of this Indenture, the Subordinated Note Collateral Documents and the Intercreditor Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Subordinated Note Collateral is released pursuant to the terms of the Subordinated Note Collateral Documents, this Indenture and the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Subordinated Note Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Subordinated Note Collateral Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

(e) Notwithstanding anything contained herein to the contrary, in the event that Expansion Debt is incurred pursuant to the terms of this Indenture, then Trustee or the Collateral Agent agrees to release the security interest in the Secondary Equipment (as defined in the Subordinated Note Security Agreement) and Secondary Inventory (as defined in the Subordinated Note Security Agreement) not comprising the Oil Rig Related Assets and, if required by the subsequent lender, the Stock Rights (as defined in the Subordinated Note Security Agreement) but only to the extent related to the Secondary Equipment and Secondary Inventory being released.

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SECTION 12.04	Certificates of the Company.

(a) The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Subordinated Note Collateral pursuant to the Subordinated Note Collateral Documents and the Intercreditor Agreement:

(1) all documents required by TIA §314(d); and

(2) an Opinion of Counsel, which may be rendered by internal counsel to the Company to the effect that such accompanying documents constitute all documents required by TIA §314(d).

(b) The Trustee, to the extent permitted by Article 7 hereof, and the Collateral Agent may accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

(c) Notwithstanding anything to the contrary in this Section 12.04, the Company shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of releases of Collateral or the SEC will not take any action against the Company for failure to comply with, or that the Company is exempt from, all or any portion of TIA §314(d).

SECTION 12.05	Certificates of the Trustee.

In the event that the Company wishes to release Subordinated Note Collateral in accordance with the Subordinated Note Collateral Documents and the Intercreditor Agreement and has delivered the certificates and documents required by the Subordinated Note Collateral Documents, the Intercreditor Agreement and Sections 12.03 and 12.04 hereof, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release.

SECTION 12.06	Authorization of Actions to be Taken by the Trustee and the Collateral Agent under the Subordinated Note Collateral Documents.

Subject to the provisions of Sections 8.01 and 8.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Subordinated Note Collateral Documents and the Intercreditor Agreement; and

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(b) collect and receive any and all amounts payable in respect of the Subordinated Note Obligations of the Company and the Guarantors hereunder and under the Subordinated Notes and the Guarantees.

The Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Subordinated Note Collateral by any acts that may be unlawful or in violation of the Subordinated Note Collateral Documents, this Indenture or the Intercreditor Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Subordinated Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of, or compliance with, any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Collateral Agent).

SECTION 12.07	Authorization of Receipt of Funds by the Collateral Agent under the Subordinated Note Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Subordinated Note Collateral Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Subordinated Note Collateral Documents and the Intercreditor Agreement.

SECTION 12.08	Termination of Security Interest.

Subject to the Intercreditor Agreement, upon the full and final payment and performance of all Subordinated Note Obligations of the Company and the Guarantors under this Indenture, the Subordinated Notes and the Guarantees or in connection with the discharge of all Obligations under the Subordinated Notes, the Guarantees and this Indenture as described under Article 9 and Article 13 (including a release of Guarantees under Section 11.05 hereunder or designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture), the Trustee shall, at the request of the Company, deliver an Officers’ Certificate to the Collateral Agent stating that such Subordinated Note Obligations have been paid in full or discharged, as the case may be, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Subordinated Note Collateral Documents.

SECTION 12.09	Conflicts between Indenture and Subordinated Note Collateral Documents.

If any conflict or inconsistency exists between this Indenture and any of the Subordinated Note Collateral Documents, this Indenture shall govern; provided, however, that to the extent a Collateral Document is governed by a law other than the internal laws of the State of Texas, this Indenture shall not require that the internal laws of the State of Texas govern such Oil Rig Related Assets.

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ARTICLE 13

SATISFACTION AND DISCHARGE

SECTION 13.01	Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Subordinated Notes and Guarantees issued hereunder, when either:

(a) all such Subordinated Notes theretofore authenticated and delivered, except lost, stolen or destroyed Subordinated Notes which have been replaced or paid and Subordinated Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b) (i) all such Subordinated Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Subordinated Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) the Company has paid or caused to be paid all sums payable by it under the Indenture and (iii) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Subordinated Notes at maturity or the redemption date, as the case may be; and

in the case of either clause (a) or (b):

(x) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

(y) the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

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SECTION 13.02	Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 13.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.02, the “Trustee”) pursuant to Section 13.01 hereof in respect of the outstanding Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of the Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money and Government Securities (including any proceeds thereof) need not be segregated from other funds except to the extent required by law.

SECTION 13.03	Repayment to Company

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Subordinated Note and remaining unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE 14

MISCELLANEOUS

SECTION 14.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 14.02	Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

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If to the Company:

Forster Drilling Corporation
2425 Fountain View Drive
Suite 305
Houston, TX 77057
Attention: Fred Forster, III and Bud Navjar
(713) 266-8125 (telephone)
(713) 266-8024 (facsimile)

With a copy to:

Thomas Pritchard
Brewer & Pritchard, P.C.
3 Riverway, Suite 1800
Houston, TX 77056
(713) 209-2911 (telephone)
(713) 209-2921 (facsimile)

If to the Trustee:

Bank of the Ozarks
Trust Department
12615 Chenal Parkway
Little Rock, AR 72211
Attention: Shelia Mayden, Senior Vice President
(501) 978-2218 (telephone)
(501) 978-2237 (facsimile)

The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Subordinated Notes) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of a Subordinated Note shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Subordinated Note or any defect in it shall not affect its sufficiency with respect to other Holders of Subordinated Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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If the Company mails a notice or communication to Holders of Subordinated Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.03	Communication by Holders of Subordinated Notes with Other Holders of Subordinated Notes.

Holders of the Subordinated Notes may communicate pursuant to TIA § 312(b) with other Holders of Subordinated Notes with respect to their rights under this Indenture or the Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 14.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

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SECTION 14.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Subordinated Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.07	No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Subordinated Notes by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes. Such waiver may not be effective to waive liabilities under United States federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 14.08	Governing Law.

This Indenture and the Subordinated Notes shall be governed by the laws of the State of Texas excluding (to the greatest extent a New York court would permit) any rule of law that would cause application of the laws of any jurisdiction other than the State of Texas.

SECTION 14.09	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Restricted Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10	Successors.

All agreements of the Company and the Guarantors in this Indenture and the Subordinated Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 14.11	Severability.

In case any provision in this Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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SECTION 14.13	Table of Contents, Headings, Etc..

The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 14.14	Submission to Jurisdiction; Waiver Of Immunities.

The parties to this Indenture hereby waive irrevocably, to the extent permitted by law, any objection to the laying of venue in Houston, Texas, and any claim of inconvenient forum in respect of any such action in Houston, Texas to which it might otherwise be entitled in any actions arising out of or based on this Indenture or the Subordinated Notes.

To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with obligations under this Indenture and the Subordinated Notes or the separate written instrument referenced in the first paragraph of this Section 14.14.

SECTION 14.15	Arbitration.

The Holders may elect to resolve any dispute, controversy or claim arising out of or relating to this Indenture and all agreements and contracts arising therefrom by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. There shall be one arbitrator who shall be selected by agreement between the parties but, if the parties are unable to agree on the selection of an arbitrator within 30 days of the matter being referred to arbitration, then the selection of an arbitrator shall be made by the American Arbitration Association. The place of the arbitration shall be Houston, Texas and the language of the arbitration shall be English. The arbitrator shall have the authority to award all forms of relief determined to be just and equitable provided that the arbitrator shall have no authority to award punitive or exemplary damages, or any other monetary damages not measured by the prevailing party’s actual damages. The arbitrator shall be authorized to permit reasonable discovery by the parties, and any arbitral award rendered pursuant to this provision shall be in writing, shall be final and binding on the parties and may be enforced in any court of competent jurisdiction.

SECTION14.16	No Third Party Beneficiaries.

This Indenture is entered solely for the benefit of the parties hereto and the Holders of the Subordinated Notes. No other third party beneficiaries are created hereby.

[Signatures on following page]

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FORSTER DRILLING CORPORATION

By:	/s/ Fred Forster III
Fred Forster III
Chairman, President and CEO

FORSTER TOOL & SUPPLY, INC.

By:	/s/ W. Scott Thompson
W. Scott Thompson
Secretary

FORSTER DRILLING, INC.

By:	/s/ W. Scott Thompson
W. Scott Thompson
Secretary

FORSTER EXPLORATION PRODUCTION, INC.

By:	/s/ W. Scott Thompson
W. Scott Thompson
Secretary

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G-1

BANK OF THE OZARKS, as Trustee

By:	/s/ Shelia Mayden
Shelia Mayden
Senior Vice President

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G-2